Exhibit 99.1

The Rowe Companies Commences Restructuring Under the

Protection of Chapter 11

Home furnishings manufacturer Rowe Furniture, Inc. and retail furniture chain

Storehouse, Inc. also file Chapter 11 cases

McLean, Virginia – September 19, 2006 – The Rowe Companies (“Rowe”) today announced that it had commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the Eastern District of Virginia. The filing, along with filings by its two operating subsidiaries – Rowe Furniture, Inc. and Storehouse, Inc. - will allow Rowe to complete its ongoing restructuring plans and initiatives including the sale of Storehouse which will enable Rowe to focus on its core manufacturing business. Business and operations at Rowe Furniture, Inc. will continue as usual.

“Rowe Furniture has been one of the country’s leading manufacturers of upholstered furniture for decades. Our upholstered furniture has been famous for its high quality and craftsmanship and we have employed the finest and most valuable group of associates who have maintained this tradition with utter dedication. We expect that the restructuring steps we are taking, while difficult, will ensure the future of our enterprise and our people,” said Gerald Birnbach, President and CEO of Rowe.

Birnbach added, “The retail locations operated by Storehouse, Inc. are state-of-the-art and have become in recent years among the most attractive contemporary, lifestyle home furnishings stores in the eastern part of the country.”

Subject to court approval, Rowe Furniture, Inc. will continue to operate in the normal course of business. The company has also asked the court to permit it to continue to maintain payroll and employee benefits.

Please see http://www.administar.net for updates as they become available. Consumer customers and Storehouse vendors may call 1-866-907-6499. Rowe Furniture vendors may call 1-877-684-3578.

Rowe Furniture has been a leading manufacturer of fine upholstered furniture for the past 60 years. Founded in 1946, the Company’s headquarters are located in McLean, Virginia. In 1999, the Company acquired Storehouse, an Atlanta based home furnishings retailer, and the name of the Company changed from “Rowe Furniture Corporation” to “The Rowe Companies,” which owns 100% of the stock of the manufacturing and retail subsidiaries, Rowe Furniture and Storehouse. For more information, please visit http://www.therowecompanies.com.

Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of The Rowe Companies, Rowe Furniture, Inc., and Storehouse, Inc. (the “Rowe Affiliates”) with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Rowe Affiliates’ operations and business environment which may cause the actual results of the Rowe Affiliates to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Rowe Affiliates to continue as a going concern; the ability of the Rowe Affiliates to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the Rowe Affiliates’ ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Rowe Affiliates to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Rowe Affiliates to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Rowe Affiliates to obtain and maintain normal terms with vendors, suppliers and service providers; the Rowe Affiliates’ ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Rowe Affiliates’ liquidity or results of operations; the ability of the Rowe Affiliates to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Rowe Affiliates to attract, motivate and/or retain key executives and associates; the ability of the Rowe Affiliates to attract and retain customers; economic conditions; labor costs; financing availability and costs; and other risks and uncertainties listed from time to time in the Rowe Affiliates’ reports to the SEC. There may be other factors not identified above of which the Rowe Affiliates is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Rowe Affiliates assume no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Rowe Affiliates’ various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the Rowe Affiliates urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

For more information, please contact H. Jason Gold, Wiley Rein & Fielding, LLP, attorneys for the debtors and debtors-in-possession, at 703.905.2825 or jgold@wrf.com.